Exhibit 21.1



Colonial Properties Trust
List of Subsidiaries


                                                                       Ownership
Colonial Realty Limited Partnership                             66.5% GP and LP
         Colonial Properties Services
         Limited Partnership                                    99.0% GP and LP
         Colonial VRS, L.L.C.                                  100.0%

Colonial Properties Services, Inc.              100.0% Common Stock (non-voting)
                                                  1.0% Common Stock (voting)
                                                 99.0% of Equity